UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13/14 Penthouse Office, Mannarino Road

Birkirkara, Malta, BKR 9080

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2021, Esports Entertainment Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) resulting in the raise of $30,000,000 in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price of $15.00 per Share.

The closing of the sale of the Shares under the Purchase Agreement is expected to occur on or about February 16, 2021, subject to customary closing conditions.

Maxim Group LLC and Joseph Gunnar & Co. LLC acted as exclusive placement agents (the “Placement Agents”) for the Company, on a “reasonable best efforts” basis, in connection with the offering. Pursuant to that certain Placement Agency Agreement, dated as of February 11, 2021, by and between the Company and the Placement Agents (the “Placement Agency Agreement”), the Placement Agents will be entitled to a cash fee of 6.5% of the aggregate gross proceeds of the offering, and the reimbursement of certain out-of-pocket expenses up to $85,000.

The net proceeds to the Company from the registered direct offering, after deducting the Placement Agent’s fees and expenses but before paying the Company’s estimated offering expenses, are expected to be approximately $27,965,000 which will be used for strategic acquisitions and general corporate purposes, including working capital.

The Shares were offered and sold by the Company pursuant to a prospectus supplement which will be filed with the Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was filed with the SEC on January 25, 2021 and subsequently declared effective on February 5, 2021 (File No. 333-252370) (the “Registration Statement”).

The forms of the Purchase Agreement and the Placement Agency Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

8.01 Other Events.

On February 11, 2020, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Form of Securities Purchase Agreement dated February 11, 2021 between Esports Entertainment Group, Inc. and certain purchasers
10.2	Placement Agent Agreement dated February 11, 2021 by and between Esports Entertainment Group, Inc. , Maxim Group, LLC and Joseph Gunnar& Co.
99.1	Press Release dated February 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Date: February 12, 2021	By:	/s/ Grant Johnson
	Name:	Grant Johnson
	Title:	Chief Executive Officer